--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


             FOAMEX L.P. AND FOAMEX CAPITAL CORPORATION, as Issuers

                 FOAMEX INTERNATIONAL INC., as Parent Guarantor

                   GENERAL FELT INDUSTRIES, INC., as Guarantor

                                       AND

                               FLEET NATIONAL BANK
                                   as Trustee





                          FIFTH SUPPLEMENTAL INDENTURE
                            Dated as of May 28, 1997



                                  $126,000,000
                     11-7/8% Senior Subordinated Debentures
                                    due 2004



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          FIFTH SUPPLEMENTAL INDENTURE



          THIS FIFTH SUPPLEMENTAL INDENTURE (the "Fifth Supplemental Indenture"), dated as of May 28, 1997, by and among Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation wholly-owned by Foamex ("FCC"; Foamex and FCC collectively referred to as the "Issuers"), Foamex International Inc., a Delaware corporation ("FII"), as Parent Guarantor, General Felt Industries, Inc., a Delaware corporation wholly-owned by Foamex ("GFI"), as Guarantor, and Fleet National Bank (formerly known as Shawmut Bank, N.A.), as trustee (the "Trustee").

          WHEREAS, Foamex, FCC and the Trustee executed an indenture, dated as of October 13, 1992 (the "Original Indenture"), relating to the Issuers' 11-7/8% Senior Subordinated Debentures due 2004 (the "Securities"); and

          WHEREAS, Foamex, FCC, GFI, and the Trustee amended the Original Indenture by entering into a First Supplemental Indenture, dated as of March 23, 1993 in order to add GFI as a Guarantor in accordance with Section 4.07 and
Section 9.01(2) of the Original Indenture; and

          WHEREAS, Foamex, FCC, GFI, Perfect Fit Industries, Inc. ("PFI") and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, by entering into a Second Supplemental Indenture, dated as of November 18, 1993 in order to add PFI as a Guarantor in accordance with
Section 4.07 and Section 9.01(2) of the Original Indenture; and

          WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, by entering into a Third Supplemental Indenture, dated as of December 14, 1993 in order to add FII as a Parent Guarantor in accordance with Section 9.01(4) and Section 11.02 of the Original Indenture; and

          WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture, by entering into a Fourth Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture, the "Indenture"), dated as of August 1, 1996 to unconditionally release and discharge PFI from all its obligations as a Guarantor under the Indenture in accordance with Section
12.17 of the Indenture; and

          WHEREAS, Article 9.02 of the Indenture provides that Foamex, FCC, any Guarantor and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Securities to, among other things, change or eliminate certain provisions of the Indenture; and

          WHEREAS, Foamex, FCC, FII, GFI and the Trustee desire to amend the Indenture for the purpose of changing and eliminating certain of such provisions; and

          WHEREAS, the Issuers have received consents to such modifications from the Holders of at least a majority in principal amount of the outstanding Securities; and

          WHEREAS, all conditions precedent provided for in the Indenture relating to this Fifth Supplemental Indenture have been complied with;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Foamex and FCC, jointly and severally, FII, as Parent Guarantor, GFI, as Guarantor, and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities agree as follows:

                                   ARTICLE I.

                            EFFECTIVENESS AND EFFECT


          Section 1.1. Effectiveness and Effect.


          This Fifth Supplemental Indenture shall take effect on the date hereof, provided, however, that the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the tenders of Notes (as such term is defined in the Offer as defined below) are accepted pursuant to Foamex's Offer to Purchase and Consent Solicitation, dated May 12, 1997 (as the same may have been amended, extended or otherwise modified) (the "Offer"), and such amendments provided for in Article Two hereof shall have no force or effect prior to the operative time specified in this Section. Subject to the foregoing, the provisions set forth in this Fifth Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Fifth Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

                                   ARTICLE II.

                           AMENDMENT OF THE INDENTURE

          Section 2.1.   Deletion of Certain Provisions.

          Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

         ss. 4.03       SEC Reports
         ss. 4.04       Compliance Certificate
         ss. 4.05       Taxes
         ss. 4.06       Stay, Extension and Usury Laws
         ss. 4.07       Limitation on Restricted Payments
         ss. 4.08       Limitation on Dividend and Other Payment Restrictions
                        Affecting Subsidiaries
         ss. 4.09       Limitation on Additional Debt
         ss. 4.11       Limitation on Transactions With Affiliates
         ss. 4.12       Limitation on Liens
         ss. 4.13       Partnership and Corporate Existence
         ss. 4.14       Liquidation
         ss. 4.17       Amendments to Agreements


          Section 2.2. Amendment of Section 4.10.

          Section 4.10 of the Indenture is hereby amended and restated to read in its entirety as follows:

          "Section 4.10. Sale of Assets.

                        (a) Intentionally omitted.

                        (b) The Issuers shall apply 100% of the Net Proceeds
            from an Asset Sale to the prepayment of obligations outstanding in respect of Senior Indebtedness. If (x) no Senior Indebtedness is outstanding, or (y) the holders of Senior Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence or (z) the application of such Net Proceeds results in the complete prepayment of all Senior Indebtedness, then such Net Proceeds or any remaining portion thereof shall be applied by the Issuers to an offer to redeem the Securities then outstanding at 101% of the principal amount of such Securities pursuant to the provisions of Section 3.09 hereof. After the Issuers make a redemption offer pursuant to Section 3.09, any remaining funds may be used in any manner not prohibited by the terms of this Indenture.

                        (c) An offer to redeem the Securities pursuant to this
            Section 4.10 shall be made pursuant to the provisions of Section
            3.09 hereof. Simultaneously with the notification of such offer of redemption to the Trustee as required by Sections 3.01, 3.03 and
            3.09 hereof, the Issuers shall provide the Trustee with an Officer's Certificate setting forth the information required to be included therein by Section 3.01 hereof and, in addition, setting forth the calculations used in determining the amount of Net Proceeds to be applied to the redemption of Securities.

                        (d) In the event that the Issuers shall make any payment
            of Net Proceeds to the Trustee which should properly have been made to the holders of Senior Indebtedness for the prepayment of outstanding Indebtedness pursuant to the provisions of this Section 4.10, such payment shall be held by the Trustee for the benefit of such holders of Senior Indebtedness and shall be paid forthwith over and delivered for application in accordance with the provisions of this Section 4.10. With respect to such holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 4.10(d), and no implied covenants or obligations with respect to such holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to such holders of Senior Indebtedness and shall not be liable to them if the Trustee shall distribute any such payment or any portion thereof to the Securityholders, except if such distribution is made as a result of the willful misconduct or gross negligence of the Trustee. The Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any distribution by the Trustee to the Securityholders pursuant to Section 3.09 and this
            Section 4.10 unless it shall have received at the Corporate Trust Office at least three Business Days prior to such distribution written notice of such facts that would cause such distribution to violate this Section 4.10. Only Foamex, FCC, a Representative or a holder of Senior Indebtedness who has no Representative may give such notice. If Net Proceeds are received by Securityholders which, pursuant to the provisions of this Section 4.10, should properly have been received by the holders of Senior Indebtedness, for the prepayment of outstanding Senior Indebtedness, the Securityholders who receive such Net Proceeds shall hold such Net Proceeds in trust for, and pay such Net Proceeds over to, such holders.

                        (e) Notwithstanding any provision of this Section 4.10
            to the contrary, the Issuers shall have no obligation to make an offer to redeem the Securities if and to the extent that the Issuers have a bona fide intent to reinvest the Net Proceeds from the Asset Sale in another asset or business in the same or similar line of business as Foamex and its subsidiaries and a definitive agreement to reinvest the Net Proceeds thereof is executed within 180 days after the receipt thereof; provided, however, that, in the event the Net Proceeds resulting from any Asset Sale, after giving affect to the reinvestment, if any, pursuant to this Section 4.10(e), and after giving effect to repayments of Senior Indebtedness pursuant to Section 4.10(b), are less than $5,000,000, the application of such Net Proceeds to a redemption offer pursuant to Section 4.10(b) may be deferred until such time as such Net Proceeds, plus the aggregate amount of Net Proceeds resulting from any prior or subsequent Asset Sale or Asset Sales not otherwise reinvested as provided in this Section 4.10(e) or applied to a repayment of Senior Indebtedness pursuant to Section 4.10(b), are at least equal to $5,000,000, at which time Foamex shall apply all such Net Proceeds to a redemption offer pursuant to
            Section 4.10(b)."

            Section 2.3. Amendment of Section 5.01.
                         -------------------------

            Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

            "Section 5.01. When Foamex or FCC May Merge, etc.
                           ----------------------------------

                        Neither Foamex nor FCC will consolidate or merge with or
            into (whether or not Foamex or FCC, as the case may be, is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless the person formed by or surviving any such consolidation or merger (if other than Foamex or FCC, as the case may be) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuers, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture.

                        The Issuers shall deliver to the Trustee prior to the
            consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel."

            Section 2.4. Amendment of Section 6.01.
                         -------------------------

            Section 6.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

            "Section 6.01. Events of Default.

            An "Event of Default" occurs if:

                        (1) the Issuers default in the payment of interest on
            any Security when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                        (2) the Issuers default in the payment of the principal
            of any Security when the same becomes due and payable at maturity, upon redemption, in connection with a Change of Control or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                        (3) Intentionally omitted;

                        (4) Intentionally omitted;

                        (5) Intentionally omitted;

                        (6) Foamex, FCC or any of their respective subsidiaries
            pursuant to or within the meaning of any Bankruptcy Law:

                                    (a) commences a voluntary case,

                                    (b) consents to the entry of an order for
                        relief against it in an involuntary case,

                                    (c) consents to the appointment of a
                        Custodian of it or for all or substantially all of its property,

                                    (d) makes a general assignment for the
                        benefit of its creditors,

                                    (e) admits in writing its inability to pay
                        debts as the same become due; or

                        (7) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                                    (a) is for relief against Foamex, FCC or any
                        of their respective subsidiaries in an involuntary case,

                                    (b) appoints a Custodian of Foamex, FCC or
                        any of their respective subsidiaries or for all or substantially all of their property,

                                    (c) orders the liquidation of Foamex, FCC or
                        any of their respective subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

                        The term "Bankruptcy Law" means title 11, U.S. Code or
            any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law."

            Section 2.5. Amendment of Section 8.01.
                         -------------------------

            Section 8.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

           "Section 8.01.  Termination of Issuers' Obligations.
                           -----------------------------------

                        This Indenture shall cease to be of further effect
            (except that the Issuers' obligations under Section 7.07 and 8.04 and the Issuers', any Guarantor's, Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) to the Trustee for cancellation and the Issuers have paid all sums payable by the Issuers hereunder. In addition, the Issuers may terminate all of their obligations and the obligations of any Guarantor under this Indenture if the Issuers deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Issuers under the terms of a trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by them hereunder, provided that (i) the trustee of the trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and
            (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities.

                        Then, this Indenture shall cease to be of further effect
            (except as provided in this paragraph), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Issuers may make the deposit only if Article 10 hereof does not prohibit such payment. However, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08, 8.03 and 8.04, and the Trustee's
            and Paying Agent's obligations in Section 8.03 shall survive until the Securities are no longer outstanding, Thereafter, only the Issuers' obligations in

            Section 7.07 and 8.04 and the Issuers', Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

                        After such irrevocable deposit made pursuant to this
            Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' and the Guarantor's obligations under this Indenture except for those surviving obligations specified above.

                        In order to have money available on a payment date to
            pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option."

                                  ARTICLE III.

                                  MISCELLANEOUS

            Section 3.1. Counterparts.
                         ------------

            This Fifth Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            Section 3.2. Severability.
                         ------------

            In the event that any provision in this Fifth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 3.3. Headings.
                         --------

            The article and section headings herein are for convenience only and shall not effect the construction hereof.

            Section 3.4. Successors and Assigns.
                         ----------------------

            Any covenants and agreements in this Fifth Supplemental Indenture by Foamex, FCC, FII, GFI and the Trustee shall bind their successors and assigns, whether so expressed or not.

            Section 3.5. GOVERNING LAW.
                         -------------

            THIS FIFTH SUPPLEMENTAL INDENTURE, SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

            Section 3.6. Effect of Fifth Supplemental Indenture.
                         --------------------------------------

            Except as amended by this Fifth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

            Section 3.7. Trustee.
                         -------

            The Trustee accepts the modifications of the Trust effected by this Fifth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Foamex, FCC, FII and GFI and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fifth Supplemental Indenture, and the Trustee makes no representation with respect thereto.

            Section 3.8. Definitions.
                         -----------

            Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.



       [The remaining portion of this page is intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be executed by their duly authorized representative as of the date hereof.


ATTEST:                                      FOAMEX CAPITAL CORPORATION

/s/TAMBRA KING                                  By:  /s/ PHILIP N. SMITH, JR.
----------------------                          ------------------------------
                                                Name:  Philip N. Smith Jr.
                                                Title: Vice President


ATTEST:                                      FOAMEX L.P.

/s/TAMBRA KING                                  By:  FMXI, INC.
----------------------                       its Managing General Partner

                                             By: /s/ PHILIP N. SMITH, JR.
                                                 ------------------------------
                                                 Name:  Philip N. Smith, Jr.
                                                 Title: Vice President


ATTEST:                                      FOAMEX INTERNATIONAL INC.

/s/TAMBRA KING                                  By: /s/ PHILIP N. SMITH, JR.
-----------------------                         -------------------------------
                                                Name:  Philip N. Smith, Jr.
                                                Title: Vice President


ATTEST:                                      FLEET NATIONAL BANK
                                             as Trustee
/s/SUSAN C. MERKER
-----------------------                      By: /s/ ELIZABETH C. HAMMER
                                                -----------------------------
                                                 Name: Elizabeth C. Hammer
                                                 Title: Vice President

ATTEST:

/s/TAMBRA KING                                  GENERAL FELT INDUSTRIES, INC.
--------------------
                                             By: /s/ROBERT H. NELSON
                                                 ------------------------------
                                                 Name: Robert H. Nelson
                                                 Title:  Vice President

STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared PHILIP N. SMITH, JR., the Vice President of FOAMEX CAPITAL CORPORATION, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Foamex Capital Corporation, and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                             /s/ELEANOR McKENNA
                                              -------------------------------
                                              Notary Public, State of New York
                                              Printed Name: Eleanor McKenna


My Commission Expires:

Oct. 9, 1998
---------------------



STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared PHILIP N. SMITH, JR., the Vice President of FMXI, INC., the Managing General Partner of Foamex L.P., a Delaware limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said FMXI, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                                /s/ELEANOR McKENNA
                                                -------------------------------
                                                Notary Public, State of New York
                                                Printed Name: Eleanor McKenna


My Commission Expires:

Oct. 9, 1998
---------------------

STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared PHILIP N. SMITH, JR., the Vice President of FOAMEX INTERNATIONAL INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Foamex International Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                               /s/ELEANOR McKENNA
                                               -------------------------------
                                               Notary Public, State of New York
                                               Printed Name: Eleanor McKenna

My Commission Expires:

Oct. 9, 1998
---------------------


STATE OF NEW YORK
COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared ELIZABETH C. HAMMER, Vice President of FLEET NATIONAL BANK (formerly known as Shawmut Bank, N.A.), known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said bank and that he executed the same as the act of such bank for the purposes and consideration therein expressed and in the capacity therein stated.


                                             /s/KAREN R. FELT
                                             ----------------------------------
                                             Notary Public, State of Connecticut
                                             Printed Name: Eleanor McKenna



My Commission Expires:

02-28-99
---------------------

STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared ROBERT H. NELSON, the Vice President of GENERAL FELT INDUSTRIES, INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said General Felt Industries, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                             /s/ELEANOR McKENNA
                                             --------------------------------
                                             Notary Public, State of New York
                                             Printed Name: Eleanor McKenna

My Commission Expires:

Oct. 9, 1998
---------------------